UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): February 10, 2016

BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3850 Hamlin Road, Auburn Hills, Michigan	48236
(Address of principal executive offices)	(Zip Code)

(248) 754-9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On February 10, 2016, the Board of Directors adopted amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”), which became effective immediately, to implement proxy access. Section 12 of the By-Laws permits a stockholder, or a group of up to10 stockholders, owning 5% or more of the Company’s outstanding shares of common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the number of directors in office, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of Section 12 of the By-Laws, a copy of which is attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.2	Section 12 of Amended and Restated By-Laws of BorgWarner Inc., effective February 10, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 16, 2016	BORGWARNER INC.

	By:	/s/ John J. Gasparovic
John J. Gasparovic
Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.2	Section 12 of Amended and Restated By-Laws of BorgWarner Inc., effective February 10, 2016